SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Mustang Geothermal Corp

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2020, Dakota Territory Resources Corp. (“Company”) completed the acquisition of 65 unpatented lode mining claims covering approximately 1,152 acres in the Homestake District of the Black Hills of South Dakota. The new property is contiguous to the Company's Blind Gold Property and is overlain by rocks of the Mississippian Paha Sapa Limestone and Cambrian Deadwood Formation that are intruded by Tertiary-age Rhyolite, Quartz Trachyte, and Phonolite igneous rocks. Through this most recent series of acquisitions, the Company’s property position in the Homestake District has been expanded to approximately 7,171 acres, reflecting our continued strategy to expand our position in the Homestake District as industry interest grows for projects located in safe, low cost jurisdictions in the United States.

The Company funded these acquisitions through debt, evidenced by a non-recourse note in the principal amount of $300,000, maturing May 5, 2021, and bearing interest the rate of 3% per annum. The Company also issued 250,000 shares of common stock as additional consideration, such shares being subject to a buy-back at par value if the note is paid at maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.

Date: March 11, 2020

By /s/ Gerald M. Aberle

Gerald M. Aberle,

PRESIDENT